UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 5/29/2009

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2009 (the “Effective Date”), Constar International Inc. (the “Company”), together with certain of its affiliates (each, a “Debtor” and collectively, the “Debtors”) consummated the transactions contemplated by the Debtors’ Second Amended Joint Plan of Reorganization, as Further Modified, Pursuant to Chapter 11 of the Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on May 14, 2009 (as confirmed, the “Plan”).

In connection with the consummation of the Plan, on the Effective Date, the Company’s existing Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008 (the “Credit Agreement”) was converted into exit financing in accordance with its terms. For a description of the Credit Agreement, reference is made to the description of such agreement in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2009, which description is incorporated by reference herein. Also in connection with the consummation of the Plan, the Company and its lenders entered into Amendment No. 2 to the Credit Agreement, primarily for the purposes of updating certain schedules to the Credit Agreement and permitting the Company’s Dutch subsidiary, Constar International Holland (Plastics) B.V., which is neither a party to nor a guarantor of the Credit Agreement, to enter into separate financing arrangements. The foregoing is not a complete description of Amendment No. 2 to the Credit Agreement, which is filed as Exhibit 99.1 to this Report and the terms of which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Company’s reorganization and emergence from bankruptcy, all existing shares of the Company’s capital stock were canceled pursuant to the Plan. In addition, in the same connection, all of the Company’s Senior Subordinated 11% Notes Due 2012 were canceled and the related indenture was terminated (except for purposes of allowing the noteholders to receive distributions under the Plan). The holders of the Class 4 Senior Subordinated Note Claims (as defined in the Plan) received 10 shares of new Common Stock per $1,000 face amount of the Senior Subordinated Notes pursuant to the Plan.

In addition, upon the Effective Date, the following incentive plans were terminated (and any and all awards granted under such plans were terminated and will no longer be of any force or effect): (1) the 2007 Non-Employee Directors’ Equity Incentive Plan; (2) the 2007 Stock-Based Incentive Compensation Plan; (3) Constar International Inc. Non-Employee Directors’ Equity Incentive Plan; (4) Constar International Inc. 2002 Stock-Based Incentive Compensation Plan; (5) the Amended and Restated Constar International Inc. Supplemental Executive Retirement Plan; and (6) the Amended and Restated Constar International Inc. Annual Incentive and Management Stock Purchase Plan. The 2007 Incentive Plan was replaced by the Constar International Inc. Annual Incentive Plan, adopted May 26, 2009 (the “AIP”). For a description of the AIP, please see the Company’s Current Report on Form 8-K filed with the Commission on June 1, 2009.

Also upon the Effective Date, the Company rejected under Section 365 of the Bankruptcy Code its current employment agreement with Walter Sobon (its Chief Financial Officer). Mr. Sobon had previously announced his intention to resign following the Company’s emergence from chapter 11 proceedings. For Mr. Sobon’s previous announcement, please see the Company’s Current Report on Form 8-K filed with the Commission on April 29, 2009.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the Plan, a total of 1,750,000 shares of the Company’s Common Stock are to be distributed to the holders of Class 4 Senior Subordinated Note Claims (as defined in the Plan) pro rata based on the face amount of the notes owned. The Common Stock replaces the Company’s prior common stock registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which prior common stock was canceled concurrently as of the effective time of the Plan.

The Company relied, based on the confirmation order it received from the Bankruptcy Court, on Section 1145 of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) the issuance and distribution of Common Stock to the holders of allowed Class 4 Senior Subordinated Note Claims pursuant to the Plan.

Section 1145 of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•

the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor or of a successor to the debtor under the plan of reorganization;

•	the recipients of the securities must hold claims against or interests in the debtor; and

•	the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” and “Item 1.02. Termination of a Material Definitive Agreement” of this Current Report on Form 8-K and the Restated Certificate of Incorporation and Amended and Restated Bylaws, attached as exhibits 1 and 2 to the Company’s Form 8-A, filed on June 1, 2009, are incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Upon the Effective Date, in connection with the Company’s emergence from bankruptcy, the following individuals have become members of the Company’s Board of Directors by operation of the Plan: Eric A. Balzer, Lawrence V. Jackson, Ruth J. Mack, L. White Matthews III, Jason Pratt and Michael J. Balduino (collectively with Mr. Hoffman, the “New Board”). Michael Hoffman, the Company’s President and Chief Executive Officer was and remains the seventh member of the Board of Directors. The members of the New Board were selected by the Company with the approval of certain noteholders and the official committee of unsecured creditors in the bankruptcy case (the “Committee”) in accordance with the Plan, and those new members were elected by the Board of Directors that existed prior to such election (the “Old Board”). Mr. Pratt is a general partner of Peritus Asset Management, LLC (“Peritus”). Peritus was among the noteholders that approved the composition of the New Board and also was a member of the Committee.

Although the committees of the New Board have not been formally approved, the Company expects that the committee composition will be as follows: Compensation Committee (Ms. Mack (chair) and Messrs. Balduino, Balzer and Jackson); Audit Committee (Messrs. Balzer (chair), Jackson, Mathews and Pratt); and Governance Committee (Ms. Mack and Messrs. Balduino, Mathews (chair) and Pratt).

Upon the Effective Date and after the election of the new directors named above, the following members of the Old Board resigned in connection with the Company’s emergence from bankruptcy: James A. Lewis, Michael D. McDaniel, Frank J. Mechura, John P. Neafsey, Angus F. Smith and A. Alexander Taylor.

Upon the Effective Date, in connection with the Company’s emergence from bankruptcy, the Company’s second amended and restated employment agreements with Michael Hoffman (the Company’s President and Chief Executive Officer), James Bolton (the Company’s Senior Vice President of Administration and Strategic Planning) and David Waksman (the Company’s Senior Vice President, Human Resources, General Counsel and Secretary) became effective. These agreements are substantially the same as the previous employment agreements with Messrs. Hoffman, Bolton and Waksman except that:

•	the definition of “cause” was substantially revised and expanded;

•

the provisions regarding a “change of control” were amended so that the confirmation of the Plan and the Company’s emergence from Chapter 11 would not constitute a change of control for purposes of the employment agreements;

•	the Supplemental Executive Retirement Plan is being terminated and each of these executives will receive a lump sum payment from this plan following the Company’s emergence from Chapter 11; and

•	the provisions regarding the Company’s obligation to pay certain legal costs incurred by the executives were revised.

The agreements are filed as exhibits 99.2, 99.3 and 99.4 hereto, and the description contained herein of such agreements is qualified in its entirety by reference to the terms of the agreements.

The termination of the Supplemental Executive Retirement Plan also applies to Mr. Sobon. In connection with such termination, lump sum payments will be made of approximately $265,000 to Mr. Hoffman, $36,000 to Mr. Bolton, $12,000 to Mr. Sobon and $4,000 to Mr. Waksman.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Company’s Restated Certificate of Incorporation was filed with the State of Delaware and became effective on June 1, 2009 (the “Restated Certificate of Incorporation”). The Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) became effective on May 29, 2009. A description of the key provisions of the Restated Certificate of Incorporation and the Amended and Restated Bylaws is included in the Company’s Form 8-A, filed on June 1, 2009, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibits 1 and 2 to the Company’s Form 8-A and incorporated herein by reference.

Item 8.01.	Other Events.

On June 1, 2009, the Company issued a press release announcing the Debtors’ emergence from Chapter 11. A copy of the press release is attached hereto as Exhibit 99.5.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Amendment No. 2 to Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008

99.2	Second Amended and Restated Employment Agreement of Michael Hoffman

99.3	Second Amended and Restated Employment Agreement of James Bolton

99.4	Second Amended and Restated Employment Agreement of David Waksman

99.5	Press Release dated May 29, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: June 4, 2009	By:	/s/ Walter S. Sobon
Name: Walter S. Sobon
Title: Executive Vice President and Chief Financial Officer